UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006 (the "Closing Date"), Kansas City Southern ("KCS") and its wholly-owned subsidiary The Kansas City Southern Railway Company ("KCSR") closed on its previously announced transaction with Norfolk Southern Corporation ("NS") and NS's wholly-owned subsidiary, The Alabama Great Southern Railroad Company ("AGS"), with respect to KCS's rail line between Meridian, Mississippi and Shreveport, Louisiana (the "Line"), which is a portion of KCS's rail line between Dallas, Texas and Meridian known as the "Meridian Speedway."

Pursuant to the terms of that certain Transaction Agreement dated December 1, 2005, by and among KCS, KCSR, NS and AGS, as amended pursuant to Amendment No. 1 thereto, dated January 17, 2006, and Amendment No. 2 thereto, dated May 1, 2006 (the "Transaction Agreement"), the parties entered into a limited liability company agreement on the Closing Date governing Meridian Speedway, LLC (the "LLC"), the new limited liability company formed by the parties to own the Line. KCS contributed the Line to the LLC in exchange for an initial 90% equity interest in the LLC and NS made an initial capital contribution of $100 million in cash to the LLC in exchange for an initial 10% equity interest in the LLC. NS has agreed under the terms of the Transaction Agreement to contribute an additional $200 million in cash to the LLC in exchange for an additional 20% equity interest in the LLC. $260 million of NS's capital contributions will be used by the LLC for capital improvements along the Line. $40 million of NS's initial capital contribution was distributed to KCS to reimburse it for capital expenditures along the Line during the two years immediately preceding the Closing Date.

The LLC will be managed by a management committee composed of four KCS representatives and two NS representatives, which will determine future capital projects on the Line and oversee operations. As a minority member of the LLC, NS will have customary protections with respect to certain actions of the venture.

Also pursuant to the terms of the Transaction Agreement, the parties entered into several ancillary agreements on the Closing Date related to the operation and maintenance of the Line.

Item 8.01 Other Events.

On May 1, 2006, NS and KCS issued a joint press release announcing the completion of the joint venture, as contemplated by the Transaction Agreement. The text of such press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press release dated May 1, 2006, jointly issued by KCS and NS entitled "Kansas City Southern and Norfolk Southern Close on Meridian Speedway Joint Venture".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 5, 2006	By:	/s/ James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 1, 2006, jointly issued by KCS and NS entitled "Kansas City Southern and Norfolk Southern Close on Meridian Speedway Joint Venture".